EXHIBIT 99.1

      interactive technology solutions

IMPORTANT ANNOUNCMENT

Scott Landers joins Bridgeline’s Board of Directors

Woburn, MA, January 29, 2010 - Bridgeline Software, Inc. (NASDAQ: BLSW) announced today that Scott Landers has joined the Company’s Board of Directors.

“Scott brings an incredible wealth of knowledge and experience to Bridgeline’s Board.  We’re very excited to have him as a Board member, Scott will bring tremendous value to Bridgeline,” stated Thomas Massie, Bridgeline’s Chairman & CEO.

Since July, 2008 Scott Landers has been the Senior Vice President, Chief Financial Officer and Treasurer for Monotype Imaging, a global developer of text imaging solutions.   Monotype is a publicly held company (NASDAQ: TYPE) with a public market cap over $250 million.  Prior to joining Monotype, Mr. Landers was the Vice President of Global Finance at Pitney Bowes Software, a $450 million division of Pitney Bowes and a leading global provider of location intelligence solutions.

Mr. Landers was also Vice President of Finance at publicly held MapInfo (NASDAQ: MAPS), which was acquired by Pitney Bowes in April, 2007.  At MapInfo, Landers held several positions since joining the company in 1997, including a post as Director of Finance at MapInfo Canada. Earlier in his career, Landers was a Business Assurance Manager with Coopers & Lybrand.

The Capital District Business Review recently recognized Mr. Landers as one of the top 40 executives under 40 years of age in New York’s Capital Region.  Mr. Landers is a certified public accountant and holds a bachelor's degree in accounting from Le Moyne College in Syracuse, N.Y. and a masters of business administration from The College of Saint Rose in Albany, N.Y.

About Bridgeline Software, Inc

Bridgeline is a developer of unified web application management software and award-winning interactive technology solutions that help organizations optimize business processes. The iAPPS Product Suite is an innovative SaaS solution that unifies Content Management, Analytics, eCommerce, and eMarketing capabilities – enabling business users to swiftly enhance and optimize the value of their web properties.

Combined with award-winning application development services by Microsoft Gold Certified development teams, Bridgeline helps customers to cost-effectively maximize the value of their rapidly changing web applications. Bridgeline's teams of developers specialize in web application development, usability engineering, SharePoint development, rich media development, and search engine optimization.

Bridgeline is headquartered near Boston with additional locations in Atlanta, Chicago, Cleveland, Denver, New York, Washington, D.C., and Bangalore, India. Bridgeline currently has over 600 customers ranging from middle market organizations to divisions within Fortune 1,000 companies that include: Healthcore, Sun Chemical, Marriott International, Berkshire Life, PODS, Honeywell,

Budget Rental Car, Washington Redskins, Berkshire Bank, National Financial Partners, The William T. Grant Foundation, DTCC, Cadaret, Grant & Co., National Insurance Crime Bureau, the American Academy of Pediatrics, and Shaw Industries (a Berkshire Hathaway company). To learn more about Bridgeline, please visit www.bridgelinesw.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management's beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions, including, but not limited to, the impact of the global financial deterioration on our business, our inability to manage our future growth effectively or profitably, our license renewal rate, the impact of competition and our ability to maintain margins or market share, the performance of our products, our ability to protect our proprietary technology, the security of our software, our ability to maintain our listing on the Nasdaq Capital Market, our dependence on our management team and key personnel, and our ability to hire and retain future key personnel, as well as other risks described in our filings with the Securities and Exchange Commission.  Any of such risks could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. We expressly disclaim any obligation to update any forward-looking statement.

Contact:

Bridgeline Software, Inc.
Brian Bolton
Vice President of Marketing
781-497-3013
bbolton@bridgelinesw.com